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                                Share Certificate
                          [American Busing Corporation]


              "Incorporated under the Laws of the State of Nevada"


              The Company is authorized to issue 75,000,000 shares with par value of $0.001 per share of one class designated as common Shares.


Share Certificate No.  [     ]                       Number of Shares  [     ]


This is to certify that    [shareholder name]   of    [Country]   is the
Registered holder of    XXXXXXXXXX    fully paid and non-assessable  common
shares in the capital of the Company subject to the Articles of Incorporation and the by-laws of the Company.


A transfer of all or part of the shares represented by this certificate will not be registered except upon surrender of this certificate.


IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal on the [ ]day of
[         ], 2002.



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       Director                                                 Secretary


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For Value Received _________________ hereby sells, assigns and transfers unto
______________________, _________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint____________________ , Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated ___________ , 2002.
In the presence of :

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